Exhibit 15

January 17, 2020

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Commissioners:

We are aware that our reports dated:

•

May 3, 2019 on our review of the condensed consolidated statement of financial condition of The Goldman Sachs Group, Inc. and its subsidiaries (the “Company”) as of March 31, 2019, the related condensed consolidated statements of earnings for the three months ended March 31, 2019 and 2018, the condensed consolidated statements of comprehensive income for the three months ended March 31, 2019 and 2018, the condensed consolidated statement of changes in shareholders’ equity for the three months ended March 31, 2019, and the condensed consolidated statements of cash flows for the three months ended March 31, 2019 and 2018;

•

August 5, 2019 on our review of the condensed consolidated statement of financial condition of the “Company” as of June 30, 2019, the related condensed consolidated statements of earnings for the six months ended June 30, 2019 and 2018, the condensed consolidated statements of comprehensive income for the six months ended June 30, 2019 and 2018, the condensed consolidated statement of changes in shareholders’ equity for the six months ended June 30, 2019, and the condensed consolidated statements of cash flows for the six months ended June 30, 2019 and 2018, and

•

October 31, 2019 on our review of the condensed consolidated statement of financial condition of the “Company” as of September 31, 2019, the related condensed consolidated statements of earnings for the nine months ended September 31, 2019 and 2018, the condensed consolidated statements of comprehensive income for the nine months ended September 31, 2019 and 2018, the condensed consolidated statement of changes in shareholders’ equity for the nine months ended September 31, 2019, and the condensed consolidated statements of cash flows for the nine months ended September 31, 2019 and 2018 included in the Company’s quarterly reports on Form 10-Q are incorporated by reference in the Company’s Registration Statement on Form S-8 dated January 17, 2020.

Very truly yours,

/s/ PricewaterhouseCoopers LLP